UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): May 2, 2007

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 2, 2007, Comverge, Inc. entered into a Delivered Demand Reduction Agreement with Nevada Power Company, pursuant to which Comverge will supply up to 126 megawatts of electric capacity. The Demand Reduction Agreement terminates on December 31, 2009. The Agreement includes provisions related to early termination upon the occurrence of specified events, indemnification obligations by Comverge and Nevada Power, a security interest in the form of Letter of Credit to secure Comverge’s performance under the Agreement, and specified damages provisions that would require Comverge to pay specified amounts to Nevada Power upon the occurrence of certain breaches of the Agreement. As part of this Agreement, Comverge has agreed to operate Nevada Power’s existing demand reduction system. Comverge expects the Agreement to generate between $25 and $30 million of revenue over its term.

A copy of the Agreement will be filed with Comverge’s Periodic Report on Form 10-Q for the quarter ended June 30, 2007.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated May 3, 2007 (filed herewith).

The information presented in this Current Report on Form 8-K contains forward-looking statements, including Comverge’s expectations regarding the amount of revenue and the amount of megawatts that will be generated by the Delivered Demand Reduction Agreement, and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Comverge, Inc.’s registration statement on Form S-1 and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/Michael Picchi
Name: Title:	Michael Picchi Chief Financial Officer

Dated: May 3, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated May 3, 2007 (filed herewith).